Exhibit 99.1

VANDALIA RESEARCH, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014 (UNAUDITED)

VANDALIA RESEARCH,INC. AND SUBSIDIARY

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Vandalia Research, Inc. and Subsidiary

Report on the Financial Statements

We have audited the accompanying financial statements of Vandalia Research, Inc. and Subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vandalia Research, Inc. and Subsidiary as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Melville, NY

July 22, 2016

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VANDALIA RESEARCH, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,	June 30,
	2014	2013	2015
			(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,851	$75,087	$25,934
Accounts receivable, net of allowance	142,339	180,523	184,518
Inventories	238,234	155,015	103,199
Deferred tax asset	-	-	558,256
Prepaid expenses and other current assets	2,727	7,172	2,727
Total current assets	446,151	417,797	874,634

Property, and equipment-net of accumulated depreciation of $227,726, $213,179, and $233,870 (unaudited) at December 31, 2014, 2013 and June 30, 2015, respectively	44,807	33,619	38,663

Other assets:
Deposits	10,000	10,000	10,000

Total Assets	$500,958	$461,416	$923,297

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$207,507	$318,794	$291,596
Line of credit	157,945	156,213	157,908
Current portion of related party term loan	-	-	2,859
Total current liabilities	365,452	475,007	452,363

Related party term loan, including accrued interest expense	26,041	25,106	23,913

Total Liabilities	$391,493	$500,113	$476,276

Commitments and Contingencies

Stockholders' Equity (Deficit)
Preferred stock, par value $0.01 per share; 112,528 shares authorized, issued and outstanding as of December 31, 2014, 2013 and June 30, 2015 (unaudited)	1,125	1,125	1,125

Common stock, par value $0.01 per share; 414,472 shares authorized; 254,100 issued and outstanding as of December 31, 2014, 2013 and June 30, 2015 (unaudited)	2,541	2,541	2,541
Additional paid in capital	2,574,086	2,567,215	2,577,522
Accumulated deficit	(2,591,475)	(2,730,633)	(2,261,572)
Total stockholders' equity (deficit), attributable to Vandalia Research, Inc.	(13,723)	(159,752)	319,616
Noncontrolling interest	123,188	121,055	127,405
Total stockholders' equity (deficit)	109,465	(38,697)	447,021

Total Liabilities and Stockholders' Equity (Deficit)	$500,958	$461,416	$923,297

See the accompanying notes to the consolidated financial statements

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VANDALIA RESEARCH, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,		Six Months Ended
	2014	2013	June 30, 2015	June 30, 2014
			(unaudited)	(unaudited)
Net Sales	$950,603	$740,522	$223,154	$521,175
Cost of Sales	361,659	453,580	266,637	245,206

Gross Margin	588,944	286,942	(43,483)	275,969

Operating expenses:
Selling, general and administrative	416,244	708,851	163,907	215,351
Depreciation and amortization	14,546	10,706	6,144	5,353

Total operating expenses	430,790	719,557	170,051	220,704

INCOME (LOSS) FROM OPERATIONS	158,154	(432,615)	(213,534)	55,265

Other income (expense):
Other income	-	18,220	-	-
Interest expense, net	(16,863)	(4,616)	(10,602)	(7,078)

Net Income (loss) before provision for income taxes	141,291	(419,011)	(224,136)	48,187

Income tax benefit	-	-	(558,256)	-

NET INCOME (LOSS)	141,291	(419,011)	334,120	48,187
Income (Loss) attributable to noncontrolling interest	2,133	(13,931)	4,217	2,313

Net Income (loss) attributable to Vandalia Research, Inc.	$139,158	$(405,080)	$329,903	$45,874

See the accompanying notes to the consolidated financial statements

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VANDALIA RESEARCH, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCHOLDERS' EQUITY (DEFICIT)

	Preferred	Preferred Stock	Common	Common Stock	Additional Paid in	Accumulated		Non- controlling	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Total	interest	Equity
Balance, January 1, 2013	112,528	$1,125	254,100	$2,541	$2,556,332	$(2,325,553)	$234,445	134,986	$369,431

Stock based compensation	-	-	-	-	10,883	-	10,883	-	10,883
Net loss	-	-	-	-	-	(405,080)	(405,080)	(13,931)	(419,011)

Balance, December 31, 2013	112,528	1,125	254,100	2,541	2,567,215	(2,730,633)	(159,752)	121,055	(38,697)

Stock based compensation	-	-	-	-	6,871	-	6,871	-	6,871

Net income	-	-	-	-	-	139,158	139,158	2,133	141,291

Balance, December 31, 2014	112,528	1,125	254,100	2,541	2,574,086	(2,591,475)	(13,723)	123,188	109,465

Stock based compensation	-	-	-	-	3,436	-	3,436	-	3,436

Net income	-	-	-	-	-	329,903	329,903	4,217	334,120

Balance, June 30, 2015 (unaudited)	112,528	$1,125	254,100	$2,541	$2,577,522	$(2,261,572)	$319,616	$127,405	$447,021

See the accompanying notes to the consolidated financial statements

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VANDALIA RESEARCH, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASHFLOWS

	Year ended December 31,		Six months ended June 30,
	2014	2013	2015	2014
			(unaudited)
Cash flows from operating activities:
Net income (loss)	$141,291	$(419,011)	$334,120	$48,187
Adjustments to reconcile net income (loss) to net used in operating activities:
Depreciation and amortization	14,546	10,706	6,144	5,353
Deferred tax benefit	-	-	(558,256)	-
Stock based compensation expense	6,871	10,883	3,436	3,436
Interest paid in kind on term loan	935		731	418
Change in operating assets and liabilities:
Accounts receivable	38,184	157,771	(42,179)	(4,943)
Prepaid expenses	4,446	(5,349)	-	5,846
Inventories	(83,219)	5,276	135,035	(58,456)
Security deposit	-	6,000	-	-
Accounts payable and accrued liabilities	(111,287)	162,124	84,089	29,321
Net cash provided by (used in) operating activities	11,767	(71,600)	(36,880)	29,162

Cash flows from investing activities:
Purchase of property and equipment	(25,734)	(29,785)	-	(25,734)
Net cash used in investing activities	(25,734)	(29,785)	-	(25,734)

Cash flows from financing activities:
Repayment of term loan	-	(23,377)	-	-
Net proceeds (repayments) lines of credit	1,731	23,350	(37)	35,708
Net cash provided by (used in) financing activities	1,731	(27)	(37)	35,708

Net (decrease) increase in cash and cash equivalents	(12,236)	(101,412)	(36,917)	39,136
Cash and cash equivalents at beginning of period	75,087	176,499	62,851	75,087
Cash and cash equivalents at end of period	$62,851	$75,087	$25,934	$114,223

Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest	$15,928	$4,616	$9,871	$6,455

See the accompanying notes to the consolidated financial statements

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 1 - Summary of Significant Accounting Policies

Nature of Business

Vandalia Research, Inc. (“Vandalia”) was incorporated in West Virginia on September 9, 2005. Vandalia owns approximately 89% of Crosscutting Concepts, LLC ("Crosscutting") and is deemed to have a controlling interest in Crosscutting. Vandalia and its majority owned subsidiary, Crosscutting are referred to herein as the “Company”. The Company primarily engages in the production of specific high-quality DNA sequences as well as the production of educational scientific kits. The Company sells its products primarily in the United States.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Vandalia and its majority owned subsidiary, Crosscutting. All intercompany accounts and transactions have been eliminated upon consolidation.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

In addition, the Company places its cash deposits and temporary cash investments with financial institutions that at times may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects management's best estimate of probable losses inherent in the accounts receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Inventories

Inventories, which consist primarily of raw materials, work in process, and finished goods (see Note 2), is stated at the lower of cost or market, with cost determined by using the first-in, first-out (FIFO) method.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 1 - Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in the statement of operations.

Depreciation

Depreciation is provided for using the straight-line method over the estimated useful lives of the related assets.

Revenue Recognition

The Company primarily derives revenue from the sales of DNA sequences and science kits to its various customers. The Company recognizes product sales revenue when title and risk of loss have transferred to the customer, there is persuasive evidence of an arrangement, shipment and passage of title has occurred, the sales price is fixed or determinable and collectability is reasonably assured.

Revenue from government contract awards, which supports the Company's development efforts on specific projects, is recognized as milestones are achieved as per the contract. The Company recognized revenue of $92,925 during the year ended December 31, 2013. There was no grant revenue recognized during the year ended December 31, 2014 or the six months ended June 30, 2015 and 2014. In addition, the Company received $18,220 during the year ended December 31, 2013 as a grant for the purchase of an analytical system, which is included in other income on the consolidated statements of operations.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 1 - Summary of Significant Accounting Policies (continued)

Use of Estimates in the Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. The most significant estimates include: inventory valuation and income taxes.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Stock Based Compensation

The Company accounts for stock-based compensation for employees utilizing a fair value methodology. The fair value methodology requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Under the fair value methodology, stock-based compensation costs are measured at the grant date, based on the fair value of the award, and are recognized as expense over the employee's requisite service period (generally the vesting period of the equity grant). The fair value of the Company's common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company expenses stock-based compensation by using the straight-line method.

The Company recorded stock based compensation expense of $6,871, $10,883, $3,436 (unaudited) and $3,436 (unaudited) for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015 and 2014, respectively. There were 1,912 and 1,237 (unaudited) unvested options as of December 31, 2014 and June 30, 2015, respectively.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 1 - Summary of Significant Accounting Policies (continued)

Advertising Costs

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015 and 2014 were $2,427, $24,341, $104 (unaudited) and $2,428 (unaudited), respectively.

Shipping and Handling Costs

The Company incurs shipping and handling costs in its operations. The shipping and handling costs incurred by the Company and billed to its customers was insignificant for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015 and 2014. The Company’s shipping and handling costs are included in cost of sales in the accompanying consolidated statements of operations.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes include, but not limited to, equity based compensation and depreciation. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The accounting for uncertainty in income taxes prescribes a recognition threshold and measurement of a tax position taken or expected to be taken in an income tax return. It also provides guidance in de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition. The Company recognizes such tax benefits based upon the tax position being more-likely-than-not to be sustained upon examination by taxing authorities.

The Company’s policy for recording interest and penalties is to record such items as a component of income before income taxes. Penalties are recorded in general and administrative expenses and interest paid or received is recorded in interest expense or interest income, respectively, in the statement of operations. There were no amounts accrued for penalties or interest as of or during years ended December 31, 2014 and 2013 or as of or during the six months ended June 30, 2015 and 2014. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 1 - Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company has identified its Federal tax return and its State tax return in West Virginia as “major” tax jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s evaluation was performed for tax years ended 2012 through 2014, the only periods subject to examination.

Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date through July 22, 2016, which is the date of issuance of the financial statements.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 2 - Inventories

Inventories consist of the following at December 31, 2014, 2013 and June 30, 2015:

	December 31,		June 30,
	2014	2013	2015 (unaudited)
Raw materials	$195,064	$113,152	$44,786
Work in-process	11,295	11,307	19,885
Finished goods	31,875	30,556	38,528

Total	$238,234	$155,015	$103,199

Note 3 - Property and Equipment

Property and equipment consists of the following at December 31, 2014, 2013 and June 30, 2015:

	December 31,		June 30,	Estimated
	2014	2013	2015 (unaudited)	Useful Lives
Machinery and equipment	$272,533	$246,798	$272,533	3 years

Less: accumulated depreciation	(227,726)	(213,179)	(233,870)

Property and Equipment, Net	$44,807	$33,619	$38,663

Depreciation expense for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015 and 2014 were $14,546, $10,706, $6,144 (unaudited) and $5,353 (unaudited), respectively.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 4 - Lines of Credit

Vandalia had entered into a $100,000 line of credit agreement with a bank. Borrowings under the line of credit agreement bear interest at the Prime Rate plus 1.0%. The interest rate at December 31, 2014, 2013 and June 30, 2015 (unaudited) was 4.25%. The line of credit is due on demand. The borrowings under the line of credit are secured by substantially all assets of Vandalia. The Company had an outstanding balance of $99,323, $96,445 and $99,312 (unaudited) under the line of credit as of December 31, 2014, 2013 and June 30, 2015, respectively. This line was paid in full on September 11, 2015 with a portion of the funds received from the asset purchase agreement with Applied DNA Sciences, Inc., detailed in Note 12.

Crosscutting has a $100,000 line of credit agreement with a bank. Borrowings under the line of credit agreement bear interest at the Prime Rate plus 2.0%. The interest rate at December 31, 2014, 2013 and June 30, 2015 (unaudited) was 5.25%. The borrowings under the line of credit are secured by substantially all assets of Crosscutting. This loan was renewed on October 3, 2015 and matures on October 3, 2016. The Company had an outstanding balance of $58,622, $59,768 and $58,596 (unaudited) under the line of credit as of December 31, 2014 and 2013 and June 30, 2015, respectively.

Note 5 - Related Party Term Loan

On December 11, 2012, the Company entered into a term loan with the spouse of a shareholder of the Company for $25,000. The term loan bears interest at a rate of 5.0% and expires on December 1, 2019. Payments for principal and interest are due commencing on March 1, 2016 and payable in quarterly installments of $1,734, thereafter until maturity. Accrued interest on this loan as of December 31, 2014, 2013 and June 30, 2015 was $1,041, $106 and $1,772 (unaudited), respectively and is included in the term loan balance on the accompanying consolidated balance sheet.

Future minimum principal maturities under this debt agreement are as follows:

For the Year Ended December 31,	Amount
2015	$—
2016	5,790
2017	6,088
2018	6,398
2019	6,724

Total	$25,000

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 6 - Stockholders’ Equity

Common and Preferred Stock

The Company has both common and preferred stock. The preferred stockholders are entitled to dividends at a rate of 8.0% of the original purchase price, per year. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, as defined, the preferred stockholders also have the right to be paid out in full before any payment shall be made to the common stockholders. The preferred stock is convertible, at the option of the holder, into shares of the Company's common stock at the initial preferred stock conversion price of $13.33, subject to adjustment, as defined per the agreement.

Note 7 - Income Taxes

The provision for income taxes included for the years ended December 31, 2014 and 2013 consists of the following:

	2014	2013
Current:
Federal	$—	$—
State and Local	—	—

Total Current	—	—
Deferred:
Federal	(52,562)	136,332
State and Local	(6,336)	16,457

Change in valuation allowance	58,898	(152,789)

Total Deferred	-	-

Total	$—	$—

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 7 - Income Taxes (continued)

The provision for income taxes included for the six months ended June 30, 2015 and 2014(unaudited) consists of the following:

	2015	2014
Current:
Federal	$—	$—
State and Local	—	—

Total Current	—	—
Deferred:
Federal	(76, 992)	(11,004)
State and Local	(9,294)	(1,328)

Change in valuation allowance	(471,970)	12,332

Total Deferred	(558,256)	-

Total	$(558,256)	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is required if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2014 and 2013, based on current income projections, management concluded that it is more likely than not that the Company will not realize any benefits from the deferred tax assets recorded by the Company in previous periods. As of June 30, 2015, based on the sale of the assets in September 2015 as disclosed in Note 12, management concluded that it is more likely than not that the Company will utilize certain of its net operating losses and as such reduced its deferred tax valuation allowance by $471,970.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 7 - Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2014 and 2013 and June 30, 2015 are presented as follows:

	December 31,		June 30,
	2014	2013	2015
Deferred tax assets, current			(unaudited)
Allowance for doubtful accounts	$79	$79	$79
Net operating loss carryforwards	—	—	558,256
Total Deferred Tax Assets, current	79	79	558,335

Deferred tax assets, long-term
Net operating loss carryforwards	952,644	1,006,908	482,313
Investment in subsidiary	42,252	45,576	39,083

Total Long-Term Deferred Tax Assets	994,896	1,052,484	1,079,731

Deferred tax liabilities, long-term
Property and equipment	(9,242)	(7,932)	(7,712)

Net Deferred Tax Assets	985,733	1,044, 631	1,072,019

Less: valuation allowance	(985,733)	(1,044,631)	(513,763)
Total Net Deferred Tax Assets	$—	$—	558,256

At December 31, 2014 and June 30, 2015, the Company has net operating losses of approximately $2,428,667 and $2,652,821 (unaudited) expiring at various dates through 2035.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 8 - Commitments and Contingencies

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. In addition to the estimated loss, the recorded liability includes probable and estimable legal costs associated with the claim or potential claim. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. There is no pending litigation involving the Company at this time.

Lease Agreements

The Company has a lease commitment under a non-cancelable operating lease which expired in November 2014, principally for equipment and facilities and was on a month to month status until March 1, 2015. On March 1, 2015, the Company entered into a lease agreement with annual rent of $93,600. The Company has two subleases for a portion of its facility. The one sublease was from September 1, 2011 and expired on August 31, 2013. The other sublease commenced during October 2009 and is on a month to month basis.

Future minimum lease payments under these operating leases are as follows:

For the Year Ending December 31,	Amount
2015	$78,000
2016	15,600

Total	$93,600

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 8 - Commitments and Contingencies (continued)

Lease Agreements (Continued)

Rent expense, net with sublease rental income for the years ended December 31, 2014, 2013 and the six months ended June 30, 2015 was $57,050, 52,077 and $28,600 (unaudited), respectively. Sublease rental income for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015 was $18,900, $28,100 and $6,500 (unaudited), respectively.

License Agreement

Vandalia has a patent license agreement with Marshall University Research Corporation (“Marshall”), a related party, that was entered into during August 2005 and subsequently amended on April 15, 2008. In consideration for the license, Marshall was issued 5% of the common stock of Vandalia, in addition, Vandalia pays Marshall 1% of the net revenues received by Vandalia, as defined in the agreement.

Commencing December 31, 2010, Vandalia shall pay the greater of the royalty payable, or $10,000 per year. The term of this agreement was for five years, with an automatic renewal for an additional five years. The license fees incurred for the years ended December 31, 2014 and 2013 and for the six months ended June 30, 2015 were $10,000, $10,640 and $10,000 (unaudited), respectively. The amounts due to Marshall as of December 31, 2014, 2013 and June 30, 2015 were $14,640, $10,640, and $24,640 (unaudited), respectively and is included in accounts payable and accrued liabilities in the consolidated balance sheets.

Note 9 - Stock Option Plans

The Company currently has stock options outstanding related to the 2010 Long Term Incentive Plan (the “2010 Plan”), which allows the Company to grant options to purchase common stock to employees of the Company. Under the 2010 Plan, options have a ten year term and vest twenty-five percent immediately and the remainder vest evenly over a three year period. The 2010 Plan expired on June 1, 2012 and there will be no further issuances under the 2010 Plan. As of December 31, 2014, unrecorded compensation expense related to non-vested awards was $9,732, which is expected to be recognized over a weighted average period of approximately 1.42 years. As of June 30, 2015, unrecorded compensation expense related to non-vested awards was $6,296 (unaudited), which is expected to be recognized over a weighted average period of approximately 0.92 (unaudited) years.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 9 - Stock Option Plans (continued)

As of December 31, 2014 and June 30, 2015, the, weighted average remaining contractual life of these options was 8.42, and 7.92 (unaudited) years, respectively. There were 5,400 options granted during the year ended December 31, 2013 and no options were granted during the year ended December 31, 2014 or the six months ended June 30, 2015. There were no cancellations of options during 2014 and 2013 or during the six months ended June 30, 2015. The weighted average grant date fair value per share for options granted during the year ended December 31, 2013 was $5.09.

Transactions involving stock options issued to employees are summarized below:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2014	5,400	$6.00
Granted	—	—
Exercised	—	—
Cancelled or expired	—	—
Outstanding at December 31, 2014	5,400	$6.00
Granted (unaudited)	—	—
Exercised (unaudited)	—	—
Cancelled or expired (unaudited)	—	—
Outstanding at June 30, 2015 (unaudited)	5,400	$6.00
Vested at December 31, 2014	3,488	$6.00
Non-vested at December 31, 2014	1,912
Vested at June 30, 2015 (unaudited)	4,163	$6.00
Non-vested at June 30, 2015 (unaudited)	1,237

The fair value of options granted to employees during the year ended December 31, 2013 was determined using the Black Scholes Option Pricing Model with the following weighted average assumptions:

Stock price	$6.00
Exercise price	$6.00
Expected term, years	5.75
Dividend yield	—%
Volatility	157%
Risk free rate	1.05%

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 9 - Stock Option Plans (continued)

The stock price was determined based on management's estimate. As the Company has been privately held since inception, there is no specific historical or implied volatility information available. Accordingly, the Company determines volatility based on an average of reported volatility of selected peer companies within the industry.

Note 10 - Concentration of Credit Risk

During the years ended December 31, 2014 and 2013, sales to two and four customers, totaled $623,358 (66%) and $460,536 (62%), respectively. As of December 31, 2014 and 2013, the amount due from these customers included in accounts receivable was $0 and $119,033, respectively. During the six months ended June 30, 2015 and 2014, sales to three and two customers, totaled $113,791 (51%) and $343,358 (66%)(unaudited). As of June 30, 2015 the amount due from these customers included in accounts receivable was $57,777 (unaudited).

During the years ended December 31, 2014 and 2013, the Company purchased a substantial portion of its inventory from one supplier. Inventory purchases from this supplier totaled $108,765 (47%) and $55,642 (24%), respectively. As of December 31, 2014 and 2013, the amount due to this supplier was $0 and $33,568, respectively.

Note 11 - Related Party Transactions

The spouse of the Company's Chief Executive Officer provided accounting services for the Company. The total expense recorded for these services was $8,778, $5,982, $5,687 (unaudited) and $3,861(unaudited), respectively for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015 and 2014.

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VANDALIA RESEARCH, INC. AND SUBSIDIAIRES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013 AND THE SIX MONTHS ENDED JUNE 30, 2015 (unaudited)

Note 12 - Subsequent Events

On September 11, 2015, Vandalia entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Applied DNA Sciences, Inc., providing for the sale of substantially all the assets (“Assets”) of Vandalia. The Vandalia Assets sold relate to the business of producing specific, high-quality DNA sequences with the PCR production system known as Triathlon™ , including machinery, equipment, inventory, registered and other intellectual property, including patents, trademarks, trade secrets, domain names, copyrights and rights to software, and customer contracts. The Assets also include Vandalia’s rights under a patent license agreement between Marshall University Research Corporation (“Marshall”) and Vandalia. The purchase price for the Assets was $1,500,000, which amount was determined through arms-length negotiation. Of this amount, $500,000 was placed in an escrow account for a period of nine (9) months following the closing to satisfy Vandalia’s indemnification obligations with $350,000 of this amount less the amount of any indemnification claims paid out of escrow to be released after sixty (60) days. Vandalia and Derek Gregg, Vandalia's chief executive officer, agreed not to compete with Applied DNA Sciences, Inc. and not to solicit its employees or customers for a period of five (5) years following the closing. Derek Gregg also entered into a consulting agreement with Applied DNA Sciences, Inc. for a term of twelve (12) months subject to earlier termination by either party upon thirty (30) days’ notice. Pursuant to the Asset Purchase Agreement, Applied DNA Sciences, Inc., entered into a month to month sublease with Vandalia of approximately 5,000 square feet at Vandalia’s office facility at an aggregate monthly rent of $5,416. Purchase orders of $237,000 were assigned by Vandalia to Applied DNA Sciences, Inc.. Prior to the Vandalia Asset Acquisition, Applied DNA Sciences, Inc. was a customer of Vandalia.

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